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                                                                EXHIBIT 99B.1(f)

                             ARTICLES OF AMENDMENT
                                      OF
                         NICHOLAS-APPLEGATE FUND, INC

     NICHOLAS-APPLEGATE FUND, INC., a Maryland corporation having its principal offices in Baltimore, Maryland and New York, New York (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:    The first paragraph of Article SIXTH, paragraph (b) of the
Corporation's Charter is amended and restated as follows:

               (b)  The following is a description of the
          preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the "Nicholas-Applegate Growth Equity Fund Series - Class A" Common
          Stock (of which there are initially classified 33,333,333 shares), the "Nicholas-Applegate Growth Equity Fund Series - Class B" Common Stock (of which there are initially classified 33,333,333 shares), and the "Nicholas-
          Applegate Growth Equity Fund Series - Class C" Common
          Stock (of which there are initially classified 33,333,334 shares) and any additional class or series of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional class or series at the time of establishing and designating such additional class or series).

          SECOND:   Article TENTH is added to the Corporation's Charter as
follows:

               TENTH:    (a)  Each of the Class B Common Stock of
          the Corporation shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares (including fractions thereof) of the Class A Common Stock of the

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          Corporation (computed in the manner hereinafter
          described), at the applicable net asset value of each Class, at the time of the calculation of the net asset value of such Class B Common Stock at such times, which may vary between shares originally issued for cash and shares purchased through the automatic reinvestment of dividends and distributions with respect to Class B shares of Common Stock (each a "Conversion Date"), determined by the Board of Directors in accordance with applicable laws, rules, regulations and interpretations of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and pursuant to such procedures as may be established from time to time by the Board of Directors and disclosed in the Corporation's then current prospectus for such Class A and Class B Common Stock.

               (b) The number of shares of the Class A Common Stock of the Corporation into which a share of the Class B Common Stock is converted pursuant to Paragraph (a) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A common Stock for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

               (c) On the Conversion Date, the shares of the Class B Common Stock of the Corporation converted into shares of the Class A Common Stock will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends prior to the Conversion
          Date).

               (d) The Board of Directors shall have full power and authority to adopt such other terms and conditions concerning the conversion of shares of the Class B Common Stock to shares of the Class A Common Stock as they deem appropriate; provided such terms and conditions are not inconsistent with the

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               terms contained in this Article TENTH and subject
               to any restrictions or requirements under the Investment Company Act of 1940 and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission, any conditions or limitations contained in an order issued by the Securities and Exchange Commission applicable to the Corporation or any restrictions or requirements under the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations promulgated or issued thereunder.

               THIRD:    The foregoing amendments to the Charter of the
Corporation do not increase the authorized stock of the Corporation.

               FOURTH:   The foregoing amendments to the Charter of the
Corporation have been advised by the Board of Directors and approved by a majority of the shareholders of the Corporation.

               FIFTH:    The foregoing amendments to the Charter of the
Corporation shall become effective at 9.00 a.m. on August 1, 1994.

     IN WITNESS WHEREOF, NICHOLAS-APPLEGATE FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary on July 28, 1994.


                                                 NICHOLAS-APPLEGATE FUND, INC.


                                              By  /s/ Robert F. Gunia
                                                 -----------------------------
                                                      Robert F. Gunia
                                                      Vice President

Attest:  /s/ S. Jane Rose
        -------------------------
             S. Jane Rose
             Secretary

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     The undersigned, Vice President of NICHOLAS-APPLEGATE FUND INC., who
executed on behalf of said corporation the foregoing amendments to the Charter of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation, the foregoing amendments to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                                        /s/ Robert F. Guina
                                                     ---------------------------
                                                            Robert F. Guina